SUB-LICENSE AGREEMENT

         THIS AGREEMENT is entered by and between Chronimed Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, a Minnesota corporation ("Chronimed"), and MEDgenesis Inc., 5182 W. 76th Street, Edina, Minnesota, a Minnesota corporation ("MEDgenesis"), effective June 29, 2000.

         WHEREAS, Chronimed is a licensee of certain rights, and maintains corresponding responsibilities, under a February 18, 1993 Patent and Know-How Agreement with Licensor Hypoguard Ltd. ("License Agreement"), to manufacture, distribute and sell certain blood glucose test products, and

         WHEREAS, prior to incorporation as MEDgenesis, MEDgenesis operated as the Diagnostic Products division of Chronimed and as a division performed all of Chronimed's rights and responsibilities under the License Agreement, and

         WHEREAS, Chronimed has incorporated MEDgenesis and is MEDgenesis' sole shareholder, and

         WHEREAS, Chronimed and MEDgenesis intend that MEDgenesis' personnel, processes, plant, equipment, materials, markets, and expertise continue to be applied to performance of the License Agreement;

         THE PARTIES AGREE AS FOLLOWS:

         1. SUBLICENSE. Pursuant to Section 5.5.1 of the License Agreement, Chronimed grants and MEDgenesis accepts a sublicense of all the rights and responsibilities accruing to Chronimed and capable of sub-licensure under the License Agreement.

         2. INDEMNIFICATION. Pursuant to Section 5.5.1 of the License Agreement, Chronimed remains responsible to Hypoguard for all licensee obligations under the License Agreement. MEDgenesis fully indemnifies and holds Chronimed harmless for any and all liabilities arising as a result of any licensee actions, rights or performance under the License Agreement or this Sublicense Agreement.

         3. TERM. This Sublicense is effective as of the date above first written and, subject to termination by the parties herein, will remain in effect so long as the License Agreement remains in effect. Either party may terminate this Sublicense Agreement by given ten (10) days' written notice to the other.

CHRONIMED INC.                              MEDGENESIS INC.

BY: /S/ HENRY F. BLISSENBACH                BY: /S/ MAURICE R. TAYLOR

ITS: PRESIDENT/COO                          ITS: CEO